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EXHIBIT 23.1
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                       CROWE, CHIZEK AND COMPANY, LLP LOGO


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-32599 and No. 333-74611) of Commercial Bancshares, Inc. of our report dated January 21, 2000 relating to the consolidated balance sheets of Commercial Bancshares, Inc. as of December 31, 1999 and 1998, and the related statements of income, shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K of Commercial Bancshares, Inc. for the year ended December 31, 1999.

                                     /s/ Crowe, Chizek and Company LLP
                                     ---------------------------------
                                     Crowe, Chizek and Company LLP



Columbus, Ohio
March 28, 2000


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